Exhibit 99.1

NexTier Announces Fourth Quarter and Full Year 2022 Financial and Operational Results

HOUSTON, Texas (February 15, 2023) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported fourth quarter and full year 2022 financial and operational results.
Shareholder return program
•Repurchased 11.5 million shares for $113.0 million in the fourth quarter of 2022
•Including fourth quarter of 2022 repurchases and through February 14, 2023, repurchased a total of 14.4 million shares for $139.2 million, representing 5.8% of shares outstanding prior to commencement of the program in October 2022

Full Year 2022 Results
•Total Revenue of $3.24 billion, up 128% year-over-year
•Net Income of $315.0 million ($1.26 per diluted share) compared to a Net Loss of $119.4 million ($0.53 per diluted share) in the previous year
•Adjusted Net Income(1) of $394.6 million ($1.58 per diluted share) compared to Adjusted Net Loss of $96.5 million ($0.43 per diluted share) in the previous year
•Adjusted EBITDA(1) of $656.8 million compared to $114.0 million in the previous year
•Net cash provided by operating activities of $454.4 million
•Free Cash Flow(1) of $294.9 million
•Ended 2022 with total liquidity of $633.8 million, including $218.5 million of cash and undrawn ABL; no term loan maturities until 2025
Fourth Quarter 2022 Results & Recent Highlights
•Total Revenue of $870.9 million, down 3% sequentially
•Net Income of $133.0 million ($0.54 per diluted share) compared to $104.7 million ($0.42 per diluted share) in the previous quarter
•Adjusted Net Income of $145.8 million ($0.59 per diluted share) compared to $129.5 million ($0.52 per diluted share) in the previous quarter
•Adjusted EBITDA of $212.7 million compared to $194.8 million in the previous quarter, with increased profitability across all product and service lines
•Net cash provided by operating activities of $144.1 million
•Free Cash Flow of $93.2 million

Management Commentary
“Operationally, NexTier delivered another very strong quarter with improved profitability and returns, even in a counter-seasonal period,” said Robert Drummond, President and Chief Executive Officer of NexTier. “We believe demand for our services continues to exceed supply, and our natural gas fueled fleet is creating significant value by lowering fuel costs. As a result, pricing is still moving higher. The sold out nature of the frac industry is putting a premium on service quality, and we are confident that our wellsite integration strategy offers a superior product for our customers and should continue to earn a premium return for NexTier investors.”
“For 2023, our outlook remains as strong as what we saw in 2022,” Mr. Drummond continued. “We expect oil drilling rig count to only increase slightly throughout the year, but believe there is already current unmet demand of 20-25 frac fleets in oil basins at the current rig count, which will likely be sufficient to absorb all newbuilds and reactivations this year, as well as nearly all capacity that might free up if near term demand weakens in natural gas basins. In addition, lower natural gas prices place an even greater premium on our natural gas powered fleet and our Power Solutions natural gas fueling business.”
Mr. Drummond concluded, “I would like to thank all of our hard-working employees for their efforts in a pivotal year for NexTier. We are excited about our prospects for 2023, and we look forward to delivering another year of strong results for our employees, our customers, and our investors.”

“We have remained steadfast in our strategy to prioritize strong returns and free cash flow, and our success is very apparent in our 2022 financial performance,” said Kenny Pucheu, Executive Vice President & Chief Financial Officer of NexTier. “Fundamentals in the oilfield services sector have improved significantly over the past couple of years, and our intense focus on timely investments and capital discipline has allowed us to generate industry leading returns. We see additional upside in 2023. We believe that a balanced focus on returns, free cash flow, and growth is the best strategy for our company, and our growing operating margins are proof that our strategy is working.”
“We remain committed to return at least half of our free cash flow to our investors,” continued Mr. Pucheu. “Following our Q3 2022 earnings, we initiated a shareholder return program. In just over three months, we have repurchased nearly 6% of the shares that were outstanding prior to commencement of the program. This should demonstrate conviction in our outlook on the industry, as well as conviction in our strategy. We are very excited about the opportunities for the Company over the next several years, and we will continue to prudently deploy every dollar of capital to the highest return project while rewarding our shareholders through the entire cycle.”
Full Year 2022 Financial Results
Revenue totaled $3.24 billion for the year ended December 31, 2022, compared to $1.42 billion for the year ended December 31, 2021. The revenue increase was primarily driven by higher demand for our services including an increase in frac activity, further penetration of our wellsite integration strategy, and higher pricing relative to the prior year. Additionally, 2022 included a full year of Alamo revenue compared to only four months in 2021. Net income was $315.0 million, or $1.26 per diluted share, for the year ended December 31, 2022, compared to a net loss of $119.4 million, or $0.53 per diluted share, for the year ended December 31, 2021.
Fourth Quarter 2022 Financial Results
Revenue totaled $870.9 million in the fourth quarter of 2022, compared to $896.0 million in the third quarter of 2022. Demand for our services remained strong and pricing continued to strengthen during the quarter, which was offset by normal seasonal headwinds as well as lower product sales as we saw a mix shift to lower revenue, higher return work relative to the third quarter.
Net income totaled $133.0 million, or $0.54 per diluted share, in the fourth quarter of 2022, compared to net income of $104.7 million, or $0.42 per diluted share in the third quarter of 2022. Adjusted net income totaled $145.8 million, or $0.59 per diluted share, in the fourth quarter of 2022, compared to adjusted net income of $129.5 million, or $0.52 per diluted share, in the third quarter of 2022.
Selling, general and administrative expense (“SG&A”) totaled $36.9 million in the fourth quarter of 2022, compared to SG&A of $37.4 million in the third quarter of 2022. Adjusted SG&A(1) totaled $29.7 million in the fourth quarter of 2022, compared to adjusted SG&A of $29.2 million in the third quarter of 2022.
Adjusted EBITDA totaled $212.7 million in the fourth quarter of 2022, compared to adjusted EBITDA of $194.8 million in the third quarter of 2022.
Fourth Quarter 2022 Management Adjustments
EBITDA(1) for the fourth quarter of 2022 was $199.9 million. When excluding net management adjustments of $12.8 million, adjusted EBITDA for the fourth quarter of 2022 was $212.7 million. Management adjustments included $7.1 million in stock compensation expense and a net $5.7 million in other adjustments, which includes the finalization of the last earnout for the Alamo Acquisition.
Completion Services
Revenue in our Completion Services segment totaled $829.8 million in the fourth quarter of 2022, compared to $857.8 million in the third quarter of 2022. The sequential decline was due to normal seasonal headwinds and a mix shift to lower revenue, higher return work, partially offset by continued strong demand and additional pricing improvements. Adjusted gross profit(1) totaled $227.5 million in the fourth quarter of 2022, compared to $205.7 million in the third quarter of 2022.
Well Construction and Intervention Services
Revenue in our Well Construction and Intervention (“WC&I”) Services segment, totaled $41.1 million in the fourth quarter of 2022, compared to $38.3 million in the third quarter of 2022. The sequential improvement was primarily driven by increased customer activity and pricing in our Cement product line. Adjusted gross profit totaled $10.5 million in the fourth quarter of 2022, compared to adjusted gross profit of $7.6 million in the third quarter of 2022.

Balance Sheet and Capital
Total debt outstanding as of December 31, 2022 was $361.4 million, net of unamortized deferred financing costs and unamortized debt discount, excluding finance lease obligations. As of December 31, 2022, total available liquidity was $633.8 million, comprised of cash of $218.5 million, and $415.3 million of available borrowing capacity under our asset-based credit facility, which remains undrawn.
Total cash provided by operating activities during the fourth quarter of 2022 was $144.1 million and cash used by investing activities was $50.8 million, resulting in a free cash flow of $93.2 million in the fourth quarter of 2022.
Investor Presentation and CEO Message
NexTier published an updated Investor Presentation to be viewed alongside this earnings release and also released a message from our President and CEO Robert Drummond. To access the Investor Presentation and message from our President and CEO, please visit our Investor Relations page at www.nextierofs.com. The contents of the website, the Investor Presentation and the CEO’s message are not incorporated by reference into this release.
Outlook
For the first quarter of 2023, we expect revenue will be up at least 6%, sequentially. Customer demand remains strong and we have had an encouraging start to the year, with limited impact from startup inefficiencies after the holiday break. Winter weather will have an impact on our Q1 results, although the expected impact is included in the guidance.
Consistent with prior guidance, our 2023 capital expenditure budget remains $350 million, in line with our 8-9% of revenue commitment, with spending weighted towards the first half of the year.

We expect to generate at least $500 million of free cash flow in 2023.

Mr. Drummond concluded, “Frac fundamentals are as strong as they have been in many years. The world is looking to limit the societal impacts of energy and commodity inflation, and doing so will require an increase in oil and gas production even as the world builds out new energy solutions. US shale will undoubtedly play a critical role in solving the world’s long-term energy needs. In order for US shale to maintain its competitiveness, the oilfield services sector will need to invest responsibly to attract capital and drive the next leg of efficiency. The next phase in shale’s development will require a strong and profitable OFS sector, and NexTier is prepared to do our part to help the industry responsibly move forward.”
Conference Call Information
On February 16, 2023, NexTier will hold a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss fourth quarter and full year 2022 financial and operating results. Hosting the call will be management of NexTier, including Robert Drummond, President and Chief Executive Officer and Kenny Pucheu, Executive Vice President and Chief Financial Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the telephonic replay is 7728864 and will be available until February 23, 2023. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

(1)Non-GAAP Financial Measures. The Company has included in this press release or discussed on the conference call described above certain non-GAAP financial measures, some of which are calculated on segment basis or product line basis. These measurements provide supplemental information which management believes is useful to analysts and investors to evaluate our ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. You should not consider them in isolation from, or as a substitute for, analysis of our results under GAAP.
Non-GAAP financial measures include EBITDA, adjusted EBITDA, adjusted EBITDA per deployed fleet, annualized adjusted EBITDA per deployed fleet, adjusted gross profit, adjusted net income (loss), adjusted net income (loss) per share, free cash flow, cash flow conversion, adjusted SG&A, net debt, invested capital, average invested capital, return on invested capital, annualized return on invested capital, total capital, average total capital, and return on total capital. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes EBITDA, adjusted EBITDA, adjusted EBITDA per deployed fleet, annualized adjusted EBITDA per deployed fleet, adjusted gross profit, adjusted net income (loss), adjusted net income (loss) per share, and adjusted SG&A provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company believes free cash flow, free cash flow conversion, and net debt provide investors a useful measure to assess management’s effectiveness in the areas of profitability and capital management. Invested capital, average invested capital, return on invested capital, annualized return on invested capital, total capital, average total capital, and return on total capital are presented based on the Company’s belief that these non-GAAP measures are useful information to investors and management when comparing profitability and the efficiency with which capital has been employed over time relative to other companies.
For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release. Reconciliations of forward-looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized fair value losses and gains which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.
Non-GAAP Measure Definitions: EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted with certain items management does not consider in assessing ongoing performance. Management uses adjusted EBITDA to set targets and to assess the performance of the Company. Adjusted EBITDA per deployed fleet is defined as (i) adjusted EBITDA for a given quarter, (ii) divided by number of fleets deployed. Annualized adjusted EBITDA per deployed fleet is defined as (i) Adjusted EBITDA per deployed fleet for a given quarter (ii) multiplied by four quarters. Adjusted gross profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted net income (loss) is defined as net income (loss) adjusted with certain items management does not consider in assessing ongoing performance. Adjusted net income (loss) per share is defined as (i) adjusted net income, (ii) divided by the number of weighted average shares outstanding. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, excluding any acquisitions. When presenting free cash flow conversion on a historical basis we define it as (i) free cash flow, (ii) divided by adjusted EBITDA; when presenting free cash flow conversion on a forward-looking basis we define it as (i) free cash flow, (ii) divided by EBITDA. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for severance and business divestiture costs, merger/transaction-related costs, and other non-routine items. Net debt is defined as (i) total debt, net of unamortized debt discount and unamortized deferred financing costs, (ii) subtracting cash and cash equivalents. Invested capital is defined as the sum of (a) long-term operating lease liabilities, less current maturities, (b) plus long-term finance lease liabilities, less current maturities, (c) plus long-term debt, net of unamortized deferred financing cost and unamortized debt discounts, less current maturities (d) plus total stockholder’s equity. Average invested capital is defined as the average of the beginning and ending invested capital. Return on invested capital is defined as (i) net income (loss), (ii) divided by average invested capital during the period. Annualized return on invested capital is defined as (i) net income (loss) for a given quarter, (ii) multiplied by four, (iii) divided by average invested capital during the period. Total capital is defined as the sum of (i) total debt, finance leases, operating leases, and total stockholders’ equity. Average total capital is defined as the average of the beginning and ending total capital. Return on total capital is defined as (i) revenue less the (ii) sum of (a) cost of services, (b) depreciation and amortization, and (c) selling, general and administrative expenses (iii) divided by average total capital.

Forward-Looking Statements and Where to Find Additional Information
This press release and discussion in the conference call described above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release or made during the conference call described above, including guidance for 2023 and beyond and other outlook information (including with respect to the industry in which NexTier conducts its business), statements regarding our future operating results, financial position, business strategy, plans and objectives of management for future operations, and expectation regarding the capabilities and impact of our products and services on our operating results and financial position, are forward-looking statements within the meaning of the PSLRA. Statements of assumptions underlying or relating to our forward-looking statements are also forward-looking statements. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “reflect,” “see,” “should,” “target,” “will,” and “would,” or the negative or plural thereof, and similar expressions, are intended to identify such forward-looking statements. Any forward-looking statements contained in this presentation or in oral statements made in connection with this presentation speak only as of the date on which we make them and are based upon our historical performance and on current plans, estimates and expectations. These factors and risks include, but are not limited to, (i) NexTier’s business strategy, plans, objectives, expectations and intentions; (ii) NexTier’s future operating results; (iii) dependence on capital spending and well completion by the onshore oil and natural gas industry and demand for services in the industry in which NexTier conducts its business; (iv) the variability of crude oil and natural gas commodity prices; (v) changing regional, national or global economic conditions, including oil and gas supply and demand and the impact of geopolitical conditions on those prices; (vi) the competitive nature of the industry in which NexTier conducts its business, including pricing pressures; (vii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (viii) the effect of government regulation, including regulations of hydraulic fracturing, and the operating hazards of NexTier’s business; (ix) the effect of a loss of, or the financial distress of, or interruption in operations of one or more NexTier suppliers, materials or customers; (x) the ability to maintain the right level of commitments under NexTier’s supply agreements; (xi) impact of new technology on NexTier’s business; (xii) impact of any legal proceedings, liability claims and external investigations; (xiii) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xiv) the ability to identify, effect and integrate acquisitions, divestitures and future capital expenditures and the impact of such transactions; (xv) environmental, social, and governance matters, including investor focus and industry perception; (xvi) the ability to employ a sufficient number of skilled and qualified workers; (xvii) the ability to service debt obligations and access capital; (xviii) the market volatility of our stock; (xix) the impact of our stock buyback program, (xx) our ability to maintain effective information technology systems and the impact of cybersecurity incidents on our business, (xxi) the impact of inflation on our business, and (xxii) other risks detailed in Nex Tier’s latest Annual Report on Form 10-K, including, but not limited to “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC website or www.NexTierOFS.com. “Forward-looking statements” also include, among other things, (a) statements about NexTier’s ability to participate in any shareholder return program and (b) statements regarding NexTier’s business strategy, its business and operation plan (including its ability to execute on its well site integration strategy), its future performance (including expected financial results), and its capital allocation strategy. There may be other factors of which NexTier is currently unaware or deem immaterial that may cause its actual results to differ materially from the forward-looking statements. NexTier assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. The contents of any website referenced in this presentation are not incorporated herein by reference.
Additional information about the Company, including information on the Company’s response to Covid-19, can be found in its periodic reports that are filed with the SEC, available www.sec.gov or www.NexTierOFS.com.
Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer

Michael Sabella
Vice President - Investor Relations and Business Development
michael.sabella@nextierofs.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Revenue	870,857	$896,010	$842,912	$635,043
Operating costs and expenses:
Cost of services	632,890	682,683	649,866	524,656
Depreciation and amortization	58,760	56,542	58,794	55,163
Selling, general and administrative expenses	36,867	37,415	35,855	35,859
Merger and integration	3,000	27,521	23,682	9,232
Gain on disposal of assets	(4,456)	(10,471)	(866)	(823)
Total operating costs and expenses	727,061	793,690	767,331	624,087
Operating income	143,796	102,320	75,581	10,956
Other income (expense):
Other income (expense), net	(2,697)	11,124	1,461	5,370
Interest expense, net	(6,514)	(7,150)	(7,344)	(7,374)
Total other income (expense)	(9,211)	3,974	(5,883)	(2,004)
Income before income taxes	134,585	106,294	69,698	8,952
Income tax expense	(1,600)	(1,560)	(1,240)	(160)
Net income	$132,985	$104,734	$68,458	8,792

Net income per share: basic	$0.55	$0.43	$0.28	$0.04
Net income per share: diluted	$0.54	$0.42	$0.27	$0.04

Weighted-average shares: basic	241,519	244,686	243,969	243,269
Weighted-average shares: diluted	247,980	250,821	250,775	247,705

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Year Ended
	December 31, 2022	December 31, 2021

Revenue	$3,244,822	$1,423,441
Operating costs and expenses:
Cost of services	2,490,095	1,255,321
Depreciation and amortization	229,259	184,164
Selling, general and administrative expenses	145,996	109,404
Merger and integration	63,435	8,709
Gain on disposal of assets	(16,616)	(28,898)
Total operating costs and expenses	2,912,169	1,528,700
Operating income (loss)	332,653	(105,259)
Other expense:
Other income, net	15,258	12,131
Interest expense, net	(28,382)	(24,609)
Total other expense	(13,124)	(12,478)
Income (loss) before income taxes	319,529	(117,737)
Income tax expense	(4,560)	(1,686)
Net income (loss)	314,969	(119,423)
Other comprehensive income (loss):
Foreign currency translation adjustments	1,118	407
Hedging activities	12,067	1,703
Total comprehensive income (loss)	$328,154	$(117,313)

Net income (loss) per share: basic	$1.29	$(0.53)
Net income (loss) per share: diluted	$1.26	$(0.53)

Weighted-average shares: basic	243,360	224,401
Weighted-average shares: diluted	249,346	224,401

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$218,476	$110,695
Trade and other accounts receivable, net	397,197	301,740
Inventories, net	66,395	38,094
Assets held for sale	—	1,555
Prepaid and other current assets	43,947	55,625
Total current assets	726,015	507,709
Operating lease right-of-use assets	18,659	21,767
Finance lease right-of-use assets	43,714	41,537
Property and equipment, net	679,513	620,865
Goodwill	192,780	192,780
Intangible assets, net	50,586	64,961
Other noncurrent assets	15,901	7,962
Total assets	$1,727,168	$1,457,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$202,936	$190,963
Accrued expenses	281,715	213,923
Customer contract liabilities	19,377	23,729
Current maturities of operating lease liabilities	6,083	7,452
Current maturities of finance lease liabilities	19,855	11,906
Current maturities of long-term debt	14,004	13,384
Other current liabilities	9,368	10,346
Total current liabilities	553,338	471,703
Long-term operating lease liabilities, less current maturities	13,267	20,446
Long-term finance lease liabilities, less current maturities	11,925	26,873
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	347,425	361,501
Other non-current liabilities	11,294	30,041
Total non-current liabilities	383,911	438,861
Total liabilities	937,249	910,564
Stockholders’ equity:
Common stock	2,340	2,420
Paid-in capital in excess of par value	1,007,492	1,094,020
Retained deficit	(226,195)	(541,164)
Accumulated other comprehensive loss	6,282	(8,259)
Total stockholders’ equity	789,919	547,017
Total liabilities and stockholders’ equity	$1,727,168	$1,457,581

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2022	September 30, 2022
Completion Services:
Revenue	$829,800	$857,751
Cost of services	602,326	652,021
Depreciation, amortization, (gain) loss on sale of assets, and impairment	50,194	51,153
Net income	177,280	154,577
Adjusted gross profit(1)	$227,474	$205,730

Well Construction and Intervention Services:
Revenue	$41,057	$38,259
Cost of services	30,564	30,662
Depreciation, amortization, (gain) loss on sale of assets, and impairment	699	(9,692)
Net income	9,794	17,289
Adjusted gross profit(1)	$10,493	$7,597

(1)The Company uses adjusted gross profit(1) as its measure of profitability for segment reporting.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 30, 2022
Net income	$132,985	$104,734	$68,458	$8,792
Interest expense, net	6,514	7,150	7,344	7,374
Income tax expense	1,600	1,560	1,240	160
Depreciation and amortization	58,760	56,542	58,794	55,163
EBITDA	$199,859	$169,986	$135,836	$71,489
Plus management adjustments:
Acquisition, integration and expansion(1)	3,000	$27,521	23,682	9,232
Non-cash stock compensation(2)	7,114	7,119	7,547	7,815
Divestiture of business(3)	(27)	1,090	905	541
(Gain) loss on equity security investment(4)	196	132	(2,111)	(5,606)
Litigation(5)	—	(179)	416	—
Insurance recovery, net(6)	2,480	(11,044)	—	—
Other	67	138	(390)	22
Adjusted EBITDA	$212,689	$194,763	$165,885	$83,493

Annualized Adjusted EBITDA	850,756	779,052	663,540	333,972
Deployed Fleets	34	33	34	33
Annualized adjusted EBITDA per deployed fleet	25,022	23,608	19,516	10,120
(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(4)    Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(5)    Represents increases (decreases) in accruals related to contingencies acquired in business acquisitions.
(6) Represents a gain on insurance recovery in excess of book value due to a fire incident and losses associated with assets that were damaged in the fire and ultimately could not be repaired or recovered.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Year Ended
	December 31, 2022	December 31, 2021
Net income (loss)	314,969	(119,423)
Interest expense, net	28,382	24,609
Income tax expense	4,560	1,686
Depreciation and amortization	229,259	184,164
EBITDA	577,170	91,036
Plus management adjustments:
Acquisition, integration and expansion(1)	63,435	8,709
Non-cash stock compensation(2)	29,595	24,677
Market-driven costs(3)	—	8,755
Divestiture of business(4)	2,509	7,849
Gain on equity security investment, net(5)	(7,389)	(157)
Litigation(6)	237	7,875
Tax audit(7)	—	(24,877)
Insurance recovery, net(8)	(8,564)	(10,409)
Other	(163)	504
Adjusted EBITDA	656,830	113,962
(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(5)    Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(6)    Represents increases, net in accruals related to contingencies acquired in business acquisitions.
(7)    Represents a reduction of the Company’s accrual related to a tax audits acquired in business acquisitions or exceptional events.
(8) Represents a gain on estimated insurance recovery in excess of book value due to a fire incident and net of losses associated with assets that were damaged in the fire and ultimately could not be repaired or recovered.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2022	September 30, 2022
Selling, general and administrative expenses	$36,867	$37,415
Less management adjustments:
Non-cash stock compensation	(7,114)	(7,119)
Divestiture of business	27	(1,090)
Other	(67)	(138)
Adjusted selling, general and administrative expenses	$29,713	$29,247

	Three Months Ended December 31, 2022
	Completion Services	WC&I	Total
Revenue	$829,800	$41,057	$870,857
Cost of services	602,326	30,564	632,890
Gross profit excluding depreciation and amortization	227,474	10,493	237,967
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$227,474	$10,493	$237,967

	Three Months Ended September 30, 2022
	Completion Services	WC&I	Total
Revenue	$857,751	$38,259	$896,010
Cost of services	652,021	30,662	682,683
Gross profit excluding depreciation and amortization	205,730	7,597	213,327
Management adjustments associated with cost of services	—	—	—
Adjusted gross profit	$205,730	$7,597	$213,327

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net cash used in operating activities	$144,070	$163,821	$117,834	$28,666

Net cash used in investing activities(1) :
Capital expenditures	(79,478)	(58,943)	(56,859)	(29,838)
Proceeds from disposal of assets	14,129	26,875	6,401	2,822
Proceeds from insurance recoveries	14,506	825	—	20
Net cash used in investing activities	(50,843)	(31,243)	(50,458)	(26,996)

Free cash flow	$93,227	$132,578	$67,376	$1,670

(1) Third quarter ended September 30, 2022 excludes $27.2 million from the acquisition from Continental Intermodal Group LP. First quarter ended March 31, 2022 excludes $0.5 million due to net working capital adjustments in connection with the acquisition of Alamo Pressure Pumping (“Alamo”).

Year Ended
December 31, 2022
Net cash used in operating activities	$454,391

Net cash used in investing activities(1) :
Capital expenditures	(225,118)
Proceeds from disposal of assets	50,227
Proceeds from insurance recoveries	15,351
Net cash used in investing activities	(159,540)

Free cash flow	$294,851

(1) Excludes $27.2 million from the acquisition from Continental Intermodal Group LP and $0.5 million due to net working capital adjustments in connection with the acquisition of Alamo Pressure Pumping (“Alamo”).

Year Ended
December 31, 2022
Free cash flow	$294,851
Adjusted EBITDA	$656,830

Free cash flow conversion	45%

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2022	September 30, 2022
Net income	$132,985	$104,734
Plus management adjustments:
Acquisition, integration and expansion(1)	3,000	$27,521
Non-cash stock compensation(2)	7,114	7,119
Divestiture of business(3)	(27)	1,090
(Gain) loss on equity security investment, net(4)	196	132
Litigation(5)	—	(179)
Insurance recovery, net(6)	2,480	(11,044)
Other	67	138
Adjusted net income	$145,815	$129,511

Adjusted net income per share, basic	$0.60	$0.53
Adjusted net income per share, diluted	$0.59	$0.52

Weighted-average shares, basic	241,519	244,686
Weighted-average shares, diluted	247,980	250,821

(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(4)    Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(5)    Represents increases (decreases) in accruals related to contingencies acquired in business acquisitions.
(6) Represents a gain on insurance recovery in excess of book value due to a fire incident and losses associated with assets that were damaged in the fire and ultimately could not be repaired or recovered.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands, except per share data)

	Year Ended
	December 31, 2022	December 31, 2021
Net income (loss)	314,969	(119,423)
Plus management adjustments:
Acquisition, integration and expansion(1)	63,435	8,709
Non-cash stock compensation(2)	29,595	24,677
Market-driven costs(3)	—	8,755
Divestiture of business(4)	2,509	7,849
Gain on equity security investment, net(5)	(7,389)	(157)
Litigation(6)	237	7,875
Tax audit(7)	—	(24,877)
Insurance recovery, net(8)	(8,564)	(10,409)
Other	(163)	504
Adjusted net income (loss)	$394,629	$(96,497)

Adjusted net income (loss) per share, basic	$1.62	$(0.43)
Adjusted net income (loss) per share, diluted	$1.58	$(0.43)

Weighted-average shares, basic	243,360	224,401
Weighted-average shares, diluted	249,346	224,401
(1)    Represents transaction and integration costs, including earnout payments, related to acquisitions.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan.
(3)    Represents market-driven severance, leased facility closures, and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4)    Represents bad debt expense on the sale of the Well Support Services segment to, and related to the bankruptcy filing of Basic Energy Services.
(5)    Represents the realized and unrealized (gain) loss on an equity security investment composed primarily of common equity shares in a public company.
(6)    Represents increases, net in accruals related to contingencies acquired in business acquisitions.
(7)    Represents a reduction of the Company’s accrual related to a tax audits acquired in business acquisitions or exceptional events.
(8) Represents a gain on estimated insurance recovery in excess of book value due to a fire incident and net of losses associated with assets that were damaged in the fire and ultimately could not be repaired or recovered.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total debt, net of unamortized deferred financing costs and unamortized debt discount	$361,429	$364,835	$368,194	$371,636
Cash and cash equivalents	218,476	250,207	158,136	99,788
Net debt	$142,953	$114,628	$210,058	$271,848

	Year Ended
	December 31, 2022	December 31, 2021
Net income (loss)	$314,969

Long-term operating lease liabilities, less current maturities	13,267	20,446
Long-term finance lease liabilities, less current maturities	11,925	26,873
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	347,425	361,501
Total stockholders’ equity	789,919	547,017
Invested capital	$1,162,536	$955,837

Average invested capital	$1,059,187

Return on invested capital	30%

	Three Months Ended
	December 31, 2022	September 30, 2022
Net income	$132,985
Annualized net income	$531,940

Long-term operating lease liabilities, less current maturities	13,267	12,823
Long-term finance lease liabilities, less current maturities	11,925	17,335
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	347,425	350,986
Total stockholders’ equity	789,919	762,926
Invested capital	$1,162,536	$1,144,070

Average invested capital	$1,153,303

Annualized return on invested capital	46%

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Year Ended
	December 31, 2022	December 31, 2021
Revenue	$3,244,822	$1,423,441
Cost of services	2,490,095	1,255,321
Depreciation and amortization	229,259	184,164
Selling, general and administrative expense	145,996	109,404
Operating income (loss) before gain/loss on sale of assets and other unusual items	$379,472	$(125,448)

Total debt	361,429	$374,885
Finance leases	31,780	38,779
Operating leases	19,350	27,898
Total stockholders’ equity	789,919	547,017
Total Capital	$1,202,478	$988,579

Average Total Capital	$1,095,529

Return on Total Capital	35%